UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2003

MERISTAR HOSPITALITY CORPORATION
(Exact name of registrant as specified in its charter)

1-11903
(Commission File Number)

MARYLAND	72-2648842
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4501 NORTH FAIRFAX DRIVE
ARLINGTON, VIRGINIA 22203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated October 16, 2003.

ITEM 9.	REGULATION FD DISCLOSURE

     MeriStar Hospitality Corporation is furnishing the press release, which is attached as Exhibit 99.1 to this report and incorporated by reference into this item, announcing the closing of its public offering of an additional 1,800,000 shares of common stock pursuant to an over-allotment option granted to the company’s underwriters in connection with its earlier offering of 12,000,000 shares of its common stock, which closed on September 29, 2003.

*	The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION

By: /s/ Jerome J. Kraisinger Jerome J. Kraisinger Executive Vice President, Secretary and General Counsel

Date: October 20, 2003